UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 8, 2013 (April 2, 2013)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On April 2, 2013, Magnum Hunter Resources Corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Penn Virginia Corporation, a Virginia corporation (“PVA”), and Penn Virginia Oil & Gas Corporation, a Virginia corporation and subsidiary of PVA (“PVO&G”).  Pursuant to the Stock Purchase Agreement, the Company agreed to sell, and PVO&G agreed to purchase, 100% of the outstanding capital stock of Eagle Ford Hunter, Inc., a Colorado corporation and wholly owned subsidiary of the Company (“EFH”).  Pursuant to the sale and purchase of the capital stock of EFH (the “EFH Stock”), PVO&G will acquire, through its ownership of EFH, all of EFH’s ownership interests in EFH’s Eagle Ford Shale oil and gas properties in Gonzales and Lavaca Counties, Texas (the “Properties”).  Under the Stock Purchase Agreement, the purchase price for the EFH Stock is $361 million in cash and, at the option of PVA, either an additional $40 million in cash or 10,000,000 shares of common stock of PVA valued at $4.00 per share (the “Purchase Price”).  The Purchase Price is subject to customary adjustments as described in the Stock Purchase Agreement.  Immediately prior to the closing of the sale and purchase of the EFH Stock, EFH will transfer to the Company or its designee all of the assets and properties held by EFH other than the Properties.

The Stock Purchase Agreement contains customary representations, warranties, covenants and indemnities by the parties thereto, and the closing of the transactions contemplated by the Stock Purchase Agreement is subject to the satisfaction of certain customary closing conditions as described therein (which do not include any type of financing condition in favor of PVA or PVO&G).

The sale and purchase of the EFH Stock pursuant to the Stock Purchase Agreement is expected to close in early to mid-May 2013, and is to be effective as of January 1, 2013.  PVO&G deposited $10,000,000 with an escrow agent on April 3, 2013, as a performance deposit, which will be applied to the Purchase Price at closing or released to the Company or PVO&G, as the case may be, if closing fails to occur and either the Company or PVO&G terminates the Stock Purchase Agreement in accordance with the terms thereof.  In addition, PVA will pay a termination fee of $25 million (which includes the amount of the performance deposit) to the Company, as liquidated damages, upon the termination of the Stock Purchase Agreement under certain circumstances as described therein.

If the Company receives common stock of PVA in connection with the consummation of the sale of the EFH Stock, the Company and PVA have agreed to enter into a separate Registration Rights, Lock-up and Buy-back Agreement (the “Registration Rights Agreement”) pursuant to which PVA will agree to file with the Securities and Exchange Commission, and to maintain the effectiveness of for up to three years, a shelf registration statement covering such stock as well as to grant the Company certain piggyback registration rights.  The Registration Rights Agreement also provides that, if PVA completes a public or private offering of its common stock, then, at the Company’s request, PVA will use (i) up to 50% of the net proceeds of such offering to repurchase the common stock of PVA held by the Company if such offering is completed before the shelf registration statement becomes effective and (ii) up to 25% of such proceeds if any such offering is completed during the one year period after such shelf registration statement becomes effective (or until such earlier date as the Company owns less than 5% of the outstanding common stock of PVA).

If the Company receives common stock of PVA in connection with the consummation of the sale of the EFH Stock, the Company and PVA have also agreed to enter into a Standstill Agreement pursuant to which (i) the Company and its “Controlled Affiliates” (as defined in the Standstill Agreement) will not take certain actions intended to cause a change in control of PVA and (ii) the Company and its “Controlled Affiliates” will grant PVA an irrevocable proxy to vote the common stock of PVA held by them.  The Standstill Agreement will terminate after three years or when the Company beneficially owns less than 10% of the outstanding common stock of PVA or under certain other circumstances.

PVA has guaranteed the obligations of PVO&G under the Stock Purchase Agreement and the other documents to be executed by PVO&G in connection with the sale of the EFH Stock.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Sixteenth Amendment to Second Amended and Restated Credit Agreement and Limited Consent

On April 2, 2013, the Company entered into a Sixteenth Amendment to Second Amended and Restated Credit Agreement and Limited Consent (the “Sixteenth Amendment”), effective as of April 2, 2013, by and among the Company, Bank of Montreal, as administrative agent, and the lenders and guarantors party thereto.  The Second Amended and Restated Credit Agreement, as amended (the “Senior Credit Agreement”), provides for an asset-based, senior secured revolving credit facility (the “Senior Revolving Facility”) maturing April 13, 2016.  The Senior Revolving Facility is governed by a semi-annual borrowing base redetermination derived from the Company’s proved crude oil and natural gas reserves and, based on such redeterminations, the borrowing base can be increased or decreased up to a maximum commitment level of $750 million.

Pursuant to the Sixteenth Amendment, the lenders under the Senior Credit Facility waived the requirement that 100% of the consideration the Company receives for the EFH Stock under the Stock Purchase Agreement be cash.  In addition, pursuant to the Sixteenth Amendment, the Senior Credit Agreement was amended to permit the Company’s investment in, and later disposition of, the common stock of PVA that may be received by the Company upon the sale of the EFH Stock.

The foregoing description of the Sixteenth Amendment does not purport to be complete and is qualified in its entirety by reference to the Sixteenth Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the Senior Credit Agreement, a copy of which was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on April 14, 2011.  Copies of the First, Second, Third, Fourth and Fifth Amendments to the Senior Credit Agreement were filed as Exhibits 10.1, 10.1, 10.2, 10.1 and 10.1 to Current Reports on Form 8-K filed with the SEC on July 19, 2011, August 18, 2011, October 4, 2011, December 12, 2011 and February 21, 2012, respectively.  Copies of the Sixth and Seventh Amendments to the Senior Credit Agreement were filed as Exhibits 10.1 and 10.2, respectively, to a Current Report on Form 8-K filed with the SEC on May 8, 2012.  A copy of the Eighth Amendment to the Senior Credit Agreement was filed as Exhibit 10.3 to a Quarterly Report on Form 10-Q filed with the SEC on August 9, 2012.  A copy of the Ninth Amendment to the Senior Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on August 13, 2012.  Copies of the Tenth and Eleventh Amendments to the Senior Credit Agreement were filed as Exhibits 10.1 and 10.2, respectively, to a Current Report on Form 8-K filed with the SEC on November 14, 2012.  A copy of the Twelfth Amendment to the Senior Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on December 7, 2012.  A copy of the Thirteenth Amendment to the Senior Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on December 21, 2012.  A copy of the Fourteenth Amendment to the Senior Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 1, 2013.  A copy of the Fifteenth Amendment to the Senior Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 22, 2013.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Form 8-K is also incorporated into this Item 2.03 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of April 2, 2013, between Magnum Hunter Resources Corporation, Penn Virginia Oil & Gas Corporation, and Penn Virginia Corporation *

10.1

Sixteenth Amendment to Second Amended and Restated Credit Agreement and Limited Consent, entered into on April 2, 2013 and effective as of April 2, 2013, by and among Magnum Hunter Resources Corporation, Bank of Montreal, as administrative agent, and the lenders and guarantors party thereto

*Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to the Stock Purchase Agreement have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: April 8, 2013	By:	/s/ Gary C. Evans
	Name:	Gary C. Evans
	Title	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of April 2, 2013, between Magnum Hunter Resources Corporation, Penn Virginia Oil & Gas Corporation, and Penn Virginia Corporation *

10.1

Sixteenth Amendment to Second Amended and Restated Credit Agreement and Limited Consent, entered into on April 2, 2013 and effective as of April 2, 2013, by and among Magnum Hunter Resources Corporation, Bank of Montreal, as administrative agent, and the lenders and guarantors party thereto

*Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to the Stock Purchase Agreement have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.